              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                            (after issuance of stock)

                                MR. NEVADA, INC.

      We, the undersigned  President and Secretary of Mr. Nevada, Inc. do hereby certify:

      That the Board of Directors of said corporation at a meeting duly convened and  held on the  5th day of  July,  1995,  again  adopted  a  resolution,  said resolution originally adopted at a meeting duly convened and held on 16th April,

1990, to amend the original articles as follows: ;

Article IV is hereby amended to read as follows:

      FOURTH: That the total authorized capitalization of this corporation shall be and is the sum of $4,000.00  consisting  of  40,000,000  shares of $.0001 par value common stock. Said stock shall carry full voting power and the said shares shall be  issued  full  paid and non  assessable  at such  times as the Board of

Directors may designate in exchange for cash, property or services, the stock of other  corporations  or other  values,  rights or things and the judgment of the

Board of Directors as to the value thereof shall be conclusive.

The number of shares of the  corporation  outstanding and entitled to vote on an amendment to the Articles of Incorporation is One million,  six hundred thousand

(1,600,000),  that said change and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                          ------------------------------

                                          President

                                          ------------------------------

                                          Secretary

State of Arizona        )

                        )ss:

County of Maricopa      )

      On this 6th day of July,  1995,  personally  appeared  before me, a Notary

Public,  William G. Priess and J. M. Green,  both of whom acknowledged that they executed the above instrument.

                                          -----------------------------

                                          Notary Public

My Commission Expires:

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